EXECUTION COPY


                                  $400,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                October 17, 2003

                                      among

                            DARDEN RESTAURANTS, INC.,
                                   as Borrower

                            The Banks Listed Herein,

                      SUNTRUST BANK, as Syndication Agent,

                 BANK OF AMERICA, N.A., as Documentation Agent,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent


               ---------------------------------------------------

                         WACHOVIA CAPITAL MARKETS, LLC,
                        as Lead Arranger and Book Runner

                                TABLE OF CONTENTS

                                                                           Page



ARTICLE I             DEFINITIONS............................................1
     SECTION 1.01          Definitions.......................................1
     SECTION 1.02          Accounting Terms and Determinations...............12
     SECTION 1.03          Terms Generally...................................12
     SECTION 1.04          Use of Defined Terms..............................12

ARTICLE II            THE CREDITS............................................12
     SECTION 2.01          Commitments to Make Loans.........................12
     SECTION 2.02          Method of Borrowing Loans.........................13
     SECTION 2.03          Continuation and Conversion Elections.............14
     SECTION 2.04          Notes.............................................15
     SECTION 2.05          Maturity of Loans.................................15
     SECTION 2.06          Interest Rates....................................15
     SECTION 2.07          Fees..............................................17
     SECTION 2.08          Optional Termination or Reduction of Commitments..18
     SECTION 2.09          Termination of Commitments........................18
     SECTION 2.10          Optional Prepayments..............................18
     SECTION 2.11          Mandatory Prepayments.............................19
     SECTION 2.12          General Provisions as to Payments.................19
     SECTION 2.13          Computation of Interest and Fees..................22

ARTICLE III           CONDITIONS TO BORROWINGS...............................22
     SECTION 3.01          Conditions to First Borrowing.....................22
     SECTION 3.02          Conditions to All Borrowings......................23
     SECTION 3.03          Determinations Under Section 3.01.................24

ARTICLE IV            REPRESENTATIONS AND WARRANTIES.........................24
     SECTION 4.01          Organization; Power; Qualification................24
     SECTION 4.02          Subsidiaries and Capitalization...................24
     SECTION 4.03          Authorization of Agreement, Loan Documents and
                                Borrowing....................................25
     SECTION 4.04          Compliance of Agreement, Loan Documents
                           and Borrowing with Laws, Etc......................25
     SECTION 4.05          Compliance with Law; Governmental Approvals.......25
     SECTION 4.06          Tax Returns and Payments..........................26
     SECTION 4.07          Intellectual Property Matters.....................26
     SECTION 4.08          Environmental Matters.............................26
     SECTION 4.09          ERISA.............................................26
     SECTION 4.10          Margin Stock......................................27
     SECTION 4.11          Government Regulation.............................27
     SECTION 4.12          Financial Statements..............................27
     SECTION 4.13          Title to Properties...............................27
     SECTION 4.14          Debt and Liens....................................28
     SECTION 4.15          Litigation........................................26

     SECTION 4.16          Absence of Defaults...............................28
     SECTION 4.17          Accuracy and Completeness of Information..........28
     SECTION 4.18          Insolvency........................................29
     SECTION 4.19          Insurance.........................................29

ARTICLE V             COVENANTS..............................................29
     SECTION 5.01          Financial Information and Notices.................29
     SECTION 5.02          Preservation of Corporate Existence and Related
                                Matters......................................32
     SECTION 5.03          Maintenance of Property...........................32
     SECTION 5.04          Insurance.........................................32
     SECTION 5.05          Accounting Methods and Financial Records..........32
     SECTION 5.06          Payment and Performance of Obligations............32
     SECTION 5.07          Compliance with Laws, Approvals and Agreements....33
     SECTION 5.08          Compliance with ERISA.............................33
     SECTION 5.09          Conduct of Business...............................33
     SECTION 5.10          Loans or Advances.................................33
     SECTION 5.11          Investments.......................................33
     SECTION 5.12          Visits and Inspections............................33
     SECTION 5.13          Limitations on Liens..............................34
     SECTION 5.14          Limitations on Mergers, Liquidations and Sales
                                of Assets....................................35
     SECTION 5.15          Certain Accounting Changes........................36
     SECTION 5.16          Change in Fiscal Year.............................36
     SECTION 5.17          Restrictive Agreements............................36
     SECTION 5.18          Acquisitions......................................36
     SECTION 5.19          Ratio of Consolidated Total Debt to Consolidated
                                Total Capitalization.........................36
     SECTION 5.20          Limitation on Priority Debt.......................36

ARTICLE VI            DEFAULTS...............................................36
     SECTION 6.01          Events of Default.................................36

ARTICLE VII           THE ADMINISTRATIVE AGENT...............................39
     SECTION 7.01          Appointment, Powers and Immunities................39
     SECTION 7.02          Reliance by Administrative Agent..................39
     SECTION 7.03          Defaults..........................................40
     SECTION 7.04          Rights of Administrative Agent and its
                                Affiliates as a Bank.........................40
     SECTION 7.05          Indemnification...................................40
     SECTION 7.06          CONSEQUENTIAL DAMAGES.............................40
     SECTION 7.07          Payee of Note Treated as Owner....................41
     SECTION 7.08          Non-Reliance on Administrative Agent and
                                Other Banks..................................41
     SECTION 7.09          Failure to Act....................................41
     SECTION 7.10          Resignation of Administrative Agent...............41
     SECTION 7.11          Other Agents......................................42

ARTICLE VIII          CHANGE IN CIRCUMSTANCES; COMPENSATION..................42
     SECTION 8.01          Basis for Determining Interest Rate Inadequate
                                or Unfair....................................42
     SECTION 8.02          Illegality........................................42
     SECTION 8.03          Increased Cost and Reduced Return.................43
     SECTION 8.04          Base Rate Loans Substituted for Affected
                                Euro-Dollar Loans............................44

     SECTION 8.05          Compensation......................................45
     SECTION 8.06          Replacement of Banks..............................45

ARTICLE IX            MISCELLANEOUS..........................................46
     SECTION 9.01          Notices...........................................46
     SECTION 9.02          No Waivers........................................46
     SECTION 9.03          Expenses; Documentary Taxes; Indemnification......46
     SECTION 9.04          Setoffs; Sharing of Set-Offs......................48
     SECTION 9.05          Amendments and Waivers............................49
     SECTION 9.06          Independence of Covenants.........................50
     SECTION 9.07          Successors and Assigns............................50
     SECTION 9.08          Confidentiality...................................52
     SECTION 9.09          Representation by Banks...........................53
     SECTION 9.10          Obligations Several...............................53
     SECTION 9.11          Survival of Certain Obligations...................53
     SECTION 9.12          Governing Law.....................................53
     SECTION 9.13          Severability......................................53
     SECTION 9.14          Interest..........................................53
     SECTION 9.15          Interpretation....................................54
     SECTION 9.16          Arbitration; Waiver of Jury Trial.................54
     SECTION 9.17          Counterparts......................................55
     SECTION 9.18          Source of Funds - ERISA...........................55


Schedule 1.01              Commitments
Schedule 3.01              Calculation of Upfront Fees
Schedule 4.02              Material Subsidiaries
Schedule 4.08              Environmental Matters
Schedule 4.09              ERISA Disclosure
Schedule 4.14              Description of Debt and Liens
Schedule 4.15              Litigation


EXHIBIT A                  Form of Note
EXHIBIT B                  Form of Opinion of Counsel for the Borrower
EXHIBIT C                  Form of Closing Certificate
EXHIBIT D                  Form of Secretary's Certificate
EXHIBIT E                  Form of Officer's Compliance Certificate
EXHIBIT F                  Form of Assignment and Acceptance
EXHIBIT G                  Form of Notice of Borrowing
EXHIBIT H                  Form of Notice of Continuation or Conversion

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of October 17, 2003 among DARDEN RESTAURANTS, INC., a Florida corporation, the BANKS party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent.

         The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries, directly or indirectly, in its own name or by or through a nominee or an agent (a) acquires equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Borrower or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower, or causes any Person other than a Subsidiary to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

     "Adjusted  London  Interbank  Offered  Rate" has the  meaning  set forth in
Section 2.06(c).

     "Administrative Agent" means Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as Administrative Agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Administrative Agent's Letter Agreement" means, collectively, those certain letter agreements, each dated as of August 19, 2003, among the Borrower, the Administrative Agent and the Lead Arranger relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Administrative Agent and the Lead Arranger, together with all amendments and modifications thereto.

     "Administrative Questionnaire" means an administrative questionnaire in the form supplied by the Administrative Agent to be delivered by a Bank to the Administrative Agent.

     "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

     "Applicable  Facility  Fee  Rate"  has the  meaning  set  forth in  Section
2.07(a).

     "Applicable  Law"  means  all  applicable   provisions  of   constitutions,
statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Utilization Fee Rate" has the meaning set forth in Section 2.07(b).

     "Applicable Margin" has the meaning set forth in Section 2.06(a).

     "Assignee" has the meaning set forth in Section 9.07(c).

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit F.

     "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Loan" means a Loan that bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, Sections 2.01 and 2.02(f), or Article VIII, as applicable.

     "Borrower" means Darden Restaurants, Inc., a Florida corporation, and its successors and permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

     "Capital Lease" means a lease of any property (whether real, personal or mixed) that should, in accordance with GAAP, appear on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as a liability in respect of such lease.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations and amendments.

     "Change of Law" shall have the meaning set forth in Section 8.02.

     "Closing Certificate" has the meaning set forth in Section 3.01(d).

     "Closing Date" means October 17, 2003.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code, and all rules and regulations from time to time promulgated thereunder, whether temporary or final. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on Schedule 1.01, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Section 2.08. The initial aggregate Commitment is $400,000,000.00.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated   Capitalized  Lease  Obligations"  means,  at  any  date  of determination, the aggregate obligation of the Borrower and its Consolidated Subsidiaries under Capital Leases.

     "Consolidated Operating Lease Obligations" means, for any period of determination, the aggregate lease and rental commitments of the Borrower and its Consolidated Subsidiaries, on a Consolidated basis, which are not classified as Consolidated Capitalized Lease Obligations hereunder.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be Consolidated with those of the Borrower in its Consolidated financial statements as of such date.

     "Consolidated Total Capitalization" means at any date the sum of (a) Stockholders' Equity, plus (b) Consolidated Total Debt.

     "Consolidated Total Debt" means, with respect to the Borrower and its Consolidated Subsidiaries at any date of determination, the sum of the following calculated on a Consolidated basis in accordance with GAAP: (a) all liabilities, obligations and indebtedness of such Person for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations of such Person to pay the deferred purchase price of property or services except trade payables arising in the ordinary course of business, (c) all Consolidated Capitalized Lease Obligations of such Person, (d) all liabilities, obligations and indebtedness of any other Person secured by a Lien on any asset of the Borrower or any of its

Consolidated Subsidiaries, (e) banker's acceptances issued for the account of such Person, (f) the product of (i) 6.25 multiplied by (ii) the Consolidated Operating Lease Obligations of such Person for the four Fiscal Quarters immediately preceding such date (including the Fiscal Quarter ending on such date), (g) all net obligations with respect to Hedging Agreements and (h) to the extent not included in clauses (a) through (g), all guarantees and contingent obligations of such Person in respect of any Consolidated Total Debt of any other Person, provided that the amount of any such guarantees and contingent obligations shall not, in any event, exceed the amount which, in light of the facts and circumstances, represents the amount that can reasonably be expected to become an actual or matured liability in accordance with GAAP.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Debt Rating" means a public rating by the respective Rating Agencies of the Borrower's Senior Debt. If any Rating Agency is not providing public ratings of the Senior Debt, (a) the Administrative Agent with the consent of the Required Banks may substitute another rating agency of national reputation for such Rating Agency to provide a public rating of the Senior Debt, which substituted rating agency shall be a "Rating Agency" within the meaning of the definition of such term set forth in this Section, or (b) if no other rating agency of national reputation is providing public ratings of the Senior Debt, the Administrative Agent may request that the Borrower, at the Borrower's expense, obtain from such Rating Agency a private credit rating for the Senior Debt, and such private credit rating shall be such Rating Agency's Debt Rating. Upon receipt of such request, the Borrower shall use its best efforts to obtain as promptly as practicable from such Rating Agency (or, if such Rating Agency declines to provide a private credit rating, from another rating agency of national reputation approved by the Administrative Agent with the consent of the Required Banks) a private credit rating for such purpose. If the Borrower does not have any Senior Debt, the Debt Rating shall be determined on the basis of a credit rating, made as aforesaid, of the Borrower's obligations under this Agreement and the Notes. In the event another rating agency of national reputation is substituted for any Rating Agency, for purposes of determining the Debt Rating of such substitute Rating Agency, reference shall be made to the public debt rating levels of such substitute Rating Agency that are most nearly comparable to the public debt rating levels of the Rating Agency for which such substitute Rating Agency has been substituted.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

     "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

     "DOL" means the United States Department of Labor and any successor Federal agency having similar powers.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, and all rules and regulations from time to time promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Euro-Dollar Loan" means a Loan that bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar loan pursuant to a Notice of Borrowing or continued as or converted into a Euro-Dollar Loan pursuant to a Notice of Continuation or Conversion. "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of October 29, 1999, among the Borrower, the lenders party thereto, and Wachovia Bank, N.A., as administrative agent, as the same has been amended or modified from time to time.

     "Foreign Bank" has the meaning set forth in Section 2.12(d).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Year" means any fiscal year of the Borrower.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. The term "Governmental Authority" shall include, without limitation, the IRS, the DOL and any governmental authority, central bank or comparable agency charged with the interpretation or administration of Applicable Laws.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance," "pollutant" or "contaminant," as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower (including, without limitation, swap agreements as defined in 11 U.S.C. ss. 101) and any confirming letter executed pursuant to such hedging agreement, all as amended or supplemented from time to time.

     "Interest Period" means with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

     (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, guarantee or assumption of any obligation of such Person or otherwise.

     "Investment Policy" means the written investment policy of the Borrower, as approved by the Chief Financial Officer of the Borrower and in effect from time to time, a copy of which (together with any changes thereto) shall be delivered by the Borrower to the Agent.

     "IRS" means the United States Internal Revenue Service and any successor Federal agency having similar powers.

     "Lead Arranger" means Wachovia Capital Markets, LLC and its successors.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the Administrative Questionnaire as completed and actually delivered by such Bank to the Administrative Agent or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan" means a Base Rate Loan or a Euro-Dollar Loan, and "Loans" means Base Rate Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

     "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time; provided, however, that in no event shall such term include Hedging Agreements.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.06(c).

     "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

     "Material   Subsidiary"  means,  at  any  time,  based  on  the  Borrower's
Consolidated balance sheet for its most recently ended Fiscal Quarter:

     (a) any Subsidiary, whether now owned or hereafter formed or acquired, whose total assets at any time equal or exceed ten percent (10%) of the total assets of the Borrower and its Subsidiaries as shown on the Borrower's
Consolidated balance sheet for its most recent Fiscal Quarter (any such Subsidiary being referred to in this definition as a "First Tier Subsidiary"), and

     (b) if the aggregate total revenues and the aggregate total assets, respectively, of all First Tier Subsidiaries shall not equal or exceed seventy-five percent (75%) of the aggregate total revenues, or of the aggregate total assets, respectively, of the Borrower and its Subsidiaries, then such additional Subsidiaries (each a "Second Tier Subsidiary") as shall be required so that the aggregate total revenues and the aggregate total assets, respectively, of all First Tier Subsidiaries and Second Tier Subsidiaries shall equal or exceed (i) seventy-five percent (75%) of the total revenues of the Borrower and its Subsidiaries and (ii) seventy-five percent (75%) of the total assets of the Borrower and its Subsidiaries, each as shown on such Consolidated balance sheet; provided, that the determination of whether a Second Tier Subsidiary shall be a Material Subsidiary shall be based upon the percentage of the aggregate total assets of the Borrower and its Subsidiaries represented by the total assets of such Second Tier Subsidiary, with Second Tier Subsidiaries with the highest such percentage first being considered as Material Subsidiaries.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "New Lending Office" has the meaning set forth in Section 2.12(d).

     "Note" means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the
Loans made by a Bank, together with all amendments, consolidations, modifications, renewals and supplements thereto, and "Notes" means the Notes, or any or all of them, as the context shall require.

     "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

     "Notice of Continuation or Conversion" has the meaning set forth in
Section 2.03.

     "Officer's Compliance Certificate" has the meaning set forth in Section 5.01(b).

     "Participant" has the meaning set forth in Section 9.07(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Acquisition" means any Acquisition (a) which is of a Person engaged in the same, similar or complementary line or lines of business as the Borrower or any Consolidated Subsidiaries or that allows the Borrower to achieve vertical integration, and (b) which has been approved by the Board of Directors of the Person to be acquired in connection with such Acquisition.

     "Permitted Investments" means the aggregate amount of Investments made by the Borrower and its Consolidated Subsidiaries pursuant to Section 5.11(iii).

     "Permitted Loans and Advances" means the aggregate amount of loans and advances made by the Borrower and its Consolidated Subsidiaries pursuant to
Section 5.10.

     "Permitted Transfers" means the aggregate amount of assets sold by the Borrower and its Subsidiaries pursuant to Section 5.14(a).

     "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     "Pricing Level" means the Pricing Level corresponding to the applicable Debt Rating as set forth below:

                  Pricing Level              Debt Rating (S&P/Moody's)

                  Level I..                  higher than BBB+/Baa1

                  Level II.                  equal to BBB+/Baa1

                  Level III                  equal to BBB/Baa2

                  Level IV                   lower than BBB/Baa2 or not rated

In the event that the Debt Ratings issued by S&P and Moody's do not correspond to the same Pricing Level then the Pricing Level shall be based on the higher of the two Debt Ratings unless one of the two Debt Ratings is two or more Pricing Levels lower than the other, in which case the Pricing Level shall be the Pricing Level immediately above that for the lower of the two Debt Ratings. Adjustments, if any, in the Pricing Level shall be made by the Administrative Agent and shall be effective on the fifth (5th) Domestic Business Day after the earlier of (i) receipt by the Administrative Agent of notice of such change in Debt Rating or (ii) knowledge of the Administrative Agent of such change in Debt Rating. The Pricing Level as of the Closing Date is Level II.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

     "Priority Debt" means (a) any Consolidated Total Debt of the Borrower secured by any Lien permitted pursuant to clause (m) of Section 5.13, and (b) any Consolidated Total Debt of any Consolidated Subsidiary; provided, however, that Priority Debt shall not include (i) any Consolidated Total Debt owed by any Subsidiary to the Borrower or any Wholly Owned Subsidiary, (ii) any Consolidated Total Debt incurred to refinance any Consolidated Total Debt of any Subsidiary outstanding on the Closing Date to the extent the amount of Consolidated Total Debt so incurred is not in excess of the amount of Consolidated Total Debt refinanced, (iii) Consolidated Total Debt consisting of that certain $700,000,000 aggregate indebtedness of GMRI, Inc., a Florida corporation, to Darden Realty, Inc., a Maryland corporation, incurred on January 28, 1999, and
(iv) any amounts which would otherwise be included in Consolidated Total Debt in respect of any Subsidiary under clause (f) of the definition of Consolidated Total Debt set forth in this Section.

     "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

     "Rating Agencies" means Moody's and S&P, and any rating agency substituted for either of the foregoing pursuant to the provisions set forth in the definition of the term "Debt Rating."

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

     "Register" has the meaning set forth in Section 9.07(g).

     "Related Fund" means, with respect to any Bank that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

     "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding more than 50% of the aggregate outstanding principal amount of the Notes.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission or any successor agency.

     "Secretary's Certificate" has the meaning set forth in Section 3.01(e).

     "Senior Debt" means the long-term, senior, unsecured indebtedness of the Borrower the creditworthiness of which is not supported through defeasance, guarantees, credit enhancement or otherwise.

     "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Taxes" has the meaning set forth in Section 2.12(c).

     "Termination Date" means October 17, 2008.

     "Test Amount" means, on any day, an amount equal to 30% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries (determined in accordance with GAAP) as of the last day of the Fiscal Quarter most recently ended prior to such day for which financial statements have been prepared and delivered to the Banks.

     "Total Commitments" means, at any date, an amount equal to the aggregate amount of the Commitments of all the Banks at such time.

     "Total Unused Commitments" means at any date, an amount equal to the aggregate amount of the Unused Commitments of all the Banks at such time.

     "Transferee" has the meaning set forth in Section 9.07(d).

     "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

     "Wachovia" means Wachovia Bank, National Association, a national banking association and its successors.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within thirty (30) days after the
delivery  of  such  financial  statements,   in  either  of  which  events  such
calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01(a) hereof, shall mean the financial statements referred to in Section 4.12(a)).

     SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof"` and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 1.04 Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

                                   ARTICLE II
                                   THE CREDITS

     SECTION 2.01 Commitments to Make Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made, the aggregate outstanding principal amount of Loans by such Bank shall not exceed the amount of its Commitment, provided further that the aggregate principal amount of all Loans at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Euro-Dollar Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 and each Base Rate Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the Total Unused Commitments), and each Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.10, prepay Loans and reborrow under this Section at any time before the Termination Date.

     SECTION 2.02 Method of Borrowing Loans.

     (a) The Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit G (a "Notice of Borrowing") prior to 11:00 a.m. (Charlotte, North Carolina time) on the Domestic Business Day of each Base Rate Borrowing and at least three (3) Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 1:00 p.m. (Charlotte, North Carolina time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in Section 9.01, no later than 4:00 p.m. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such

Bank does not in fact make its ratable share of such Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to (x) the Federal Funds Rate from the date such payment is due until the third Domestic Business Day following such date, and (y) the Base Rate thereafter, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Borrowing, together with all interest pursuant to the foregoing, it will have no interest in or rights with respect to such Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall promptly notify the Borrower of such decision.

     (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (c) of this Section 2.02, or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

     (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived in writing.

     (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

     (g) Notwithstanding anything to the contrary contained herein, (i) there shall not be more than eight (8) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) and (ii) the proceeds of any Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Base Rate Loans (if any) outstanding immediately before such Base Rate Borrowing.

     SECTION 2.03 Continuation and Conversion Elections. By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit H, to the Administrative Agent on or before 12:00 p.m. (Charlotte, North Carolina time), on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding), the Borrower may from time to time irrevocably elect, by notice on the same Domestic Business Day as the date of such conversion in the case of a conversion to a Base Rate

Loan or three (3) Euro-Dollar Business Days prior to the date of such continuation or conversion in the case of a continuation of or conversion to a Euro-Dollar Loan, that all, or any portion in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or (ii) in the case of Euro-Dollar Loans, converted into Base Rate Loans or continued as Euro-Dollar Loans; provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Banks that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Euro-Dollar Loan when any Default has occurred and is continuing. In the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least three
(3) Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan.

     SECTION 2.04 Notes.

     (a) Upon the request of any Bank, made through the Administrative Agent, the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

     (b) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Note, such Loan is a Base Rate Loan or a Euro-Dollar Loan, and such schedule of each such Bank's Note shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of any Bank to assign its Note. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     SECTION 2.05 Maturity of Loans. All Loans shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

     SECTION 2.06 Interest Rates.

     (a) "Applicable Margin" shall be the rate per annum set forth below opposite the applicable Pricing Level:

.............................. ......................... ........................
    Pricing Level               Base Rate Loans           Euro-Dollar Loans
.............................. ......................... ........................
     Level I                          0%                      0.450%
.............................. ......................... ........................
     Level II                         0%                      0.500%
.............................. ......................... ........................
     Level III                        0%                      0.600%
.............................. ......................... ........................
     Level IV                         0%                      0.825%
.............................. ......................... ........................

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent and shall be effective for Interest Periods applicable to Euro-Dollar Loans commencing on or after the date of any adjustments to the Pricing Level as provided in the definition thereof.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on each Quarterly Payment Date while such Base Rate Loan is outstanding and on the date such Base Rate Loan is converted to a Euro-Dollar Loan. Any overdue principal of and, to the extent permitted by Applicable Law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means, for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance with this Agreement. The Administrative Agent shall give prompt notice to the Borrower and the Banks by facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by Applicable Law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

     SECTION 2.07 Fees.

     (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be the rate per annum set forth below opposite the applicable Pricing Level:

             ............................ ..........................
                      Pricing Level         Applicable Facility
                                                  Fee Rate
             ............................ ..........................
                        Level I                    .100%
             ............................ ..........................
                        Level II                   .125%
             ............................ ..........................
                        Level III                  .150%
             ............................ ..........................
                        Level IV                   .175%
             ............................ ..........................


Adjustments, if any, in the Applicable Facility Fee Rate shall be made by the Administrative Agent and shall be effective on the date of any adjustments to the Pricing Level as provided in the definition thereof.

     (b) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a utilization fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, multiplied by
(ii) a per annum percentage equal to the Applicable Utilization Fee Rate. The Applicable Utilization Fee Rate may vary daily in accordance with the percentage of the Total Commitments that is currently outstanding as Loans. Such utilization fee shall accrue from and including the Closing Date to and including the Termination Date. Utilization fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid utilization fee shall be paid on the date of such termination. The "Applicable Utilization Fee Rate" shall be the rate per annum set forth below opposite the applicable Pricing Level:

.................................................................................
                         Applicable Utilization Fee Rate
.................................................................................
                                        Percentage of Total Commitments
                                        currently outstanding as Loans:
............................ ....................................................
Pricing Level               Less than 50%         Greater than or equal to 50%
............................ ................. ..................................
    Level I                        0%                        0.125%
............................ ................. ..................................
    Level II                       0%                        0.125%
............................ ................. ..................................
    Level III                      0%                        0.125
............................ ................. ..................................
    Level IV                       0%                        0.125%
............................ ................. ..................................


Adjustments, if any, in the Applicable Utilization Fee Rate shall be made by the Administrative Agent and shall be effective on the date of any adjustments to the Pricing Level as provided in the definition thereof.

     (c) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

     SECTION 2.08 Optional Termination or Reduction of Commitments. The Borrower may, upon at least three (3) Domestic Business Days' notice to the Administrative Agent, terminate at any time, or reduce from time to time the Total Unused Commitments by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination. All terminations or reductions of Commitments shall be permanent. Each reduction shall be made ratably among the Banks in accordance with their respective Commitments.

     SECTION 2.09 Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.10 Optional Prepayments.

     (a) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 or any larger multiple of $1,000,000 (or any lesser amount equal to the outstanding balance of such Loan), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

     (b) Except as provided in Section 8.02 and subject to any payments required pursuant to the terms of Article VIII for such Euro-Dollar Loan, upon three (3) Euro-Dollar Business Days' prior written notice the Borrower may prepay in minimum amounts of $5,000,000 or any larger multiple of $1,000,000 (or any lesser amount equal to the outstanding balance of such Loan) all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     (d) Notwithstanding anything in this Agreement to the contrary, prepayments shall not affect Borrower's obligations under any Hedging Agreements, which shall remain in full force and effect, subject to the terms of such Hedging Agreement.

     SECTION 2.11 Mandatory Prepayments. On each date on which the conditions set forth in Section 2.01 are not satisfied (including, without limitation, because the Commitments are reduced or terminated pursuant to Section 2.08 or
Section 2.09), the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks; provided that such prepayment shall be applied, first, to Base Rate Loans outstanding on the date of such prepayment (in direct order of maturity) and then, to the extent necessary, to Euro-Dollar Loans outstanding on the date of such prepayment (in direct order of maturity).

     SECTION 2.12 General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 a.m. (Charlotte, North Carolina time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day that is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by Applicable Law to make any such withholding or deduction of Taxes with respect to any Loan, fee or other amount, or any such Loan, fee or other amount is subject to Taxes payable by any Bank, the Borrower shall pay such amount, deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no payment, withholding or deduction of Taxes is payable in respect of any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to payment, withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

     (d) Any Bank that is not organized under the laws of the United States or a state thereof (a "Foreign Bank") that is entitled to an exemption from or reduction in U.S. Federal withholding tax shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Bank claiming exemption from in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," (i) a Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) a certificate representing that such Foreign Bank is not (A) a bank for purposes of Section 881(c) of the Code,
(B) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (C) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Bank claiming, as applicable, complete exemption from or reduced rate of, U.S. Federal withholding Tax on payments by the Borrower under this Agreement and the other Loan Documents, or in the case of a Foreign Bank claiming exemption for "portfolio interest" certifying that it is not a foreign corporation, partnership, estate or trust. Such forms shall be delivered by each Foreign Bank on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Bank changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Bank.

     (e) Upon the request of the Borrower, any Bank that is not a Foreign Bank shall deliver to the Borrower two copies of United States Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed. If any Bank fails to deliver Form W-9 or any subsequent versions thereof or successors thereto as required herein, then the Borrower may withhold from any payment to such party an amount equivalent to the applicable backup withholding Tax imposed by the Code, without reduction.

     (f) The Borrower shall not be required to indemnify any Bank or to pay any additional amounts to any Bank in respect of U.S. Federal withholding tax pursuant to Section 2.12 (d) or Section 2.12 (e) to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of such Sections. Should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall, at such Bank's expense, take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (g) Each of the Banks agrees that upon the occurrence of any circumstances entitling such Bank to indemnification or additional amounts pursuant to this Section, such Bank shall use reasonable efforts to take any action (including designating a new lending office and signing any prescribed forms or other documentation appropriate in the circumstances) if such action would reduce or eliminate any Tax (including penalties or interest, as applicable) with respect to which such indemnification or additional amounts may thereafter accrue; provided that a Bank shall not be required to take any such action if it shall determine in its sole discretion that doing so would be materially disadvantageous to its interests.

     (h) In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     (j) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent on such date, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for the first three (3) Domestic Business Days after the date such payment is due and at the Base Rate thereafter.

     SECTION 2.13 Computation of Interest and Fees. Interest on Base Rate Loans based on the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Base Rate Loans based on the Federal Funds Rate and interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.14 Existing Credit Agreement and Existing Notes. The Borrower and the Administrative Agent acknowledge and agree that there are no obligations of the Borrower under the Existing Credit Agreement as of the Closing Date which have not been paid and satisfied. Effective as of the Closing Date, the Existing Credit Agreement is hereby terminated by agreement of the Administrative Agent, the Borrower and the Banks party hereto which are also parties to the Existing Credit Agreement. The Borrower will obtain similar agreements as to termination from all other parties to the Existing Credit Agreement. All promissory notes issued by the Borrower under the Existing Credit Agreement shall be either (i) returned to the Borrower, marked "Paid in Full and Discharged," or (ii) destroyed by each Bank hereinafter referred to in this sentence with a written notice from such Bank to the Borrower that such promissory notes have been destroyed, in either case on or within ten (10) Business Days of the Closing Date by the Banks under this Agreement which were also banks under the Existing Credit Agreement, and the Borrower will request similar delivery of promissory notes or similar notices of destruction from all other banks under the Existing Credit Agreement, if any, within the same time period.


                                  ARTICLE III
                            CONDITIONS TO BORROWINGS

     SECTION 3.01 Conditions to Effectiveness. This Agreement shall become effective upon satisfaction of each of the following conditions:

     (a) receipt by the Administrative Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or
(ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent;

     (b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank complying with the provisions of Section 2.04;

     (c) an opinion letter of Douglas E. Wentz, Senior Associate General Counsel of the Borrower, as counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

     (d) receipt by the Administrative Agent of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit C hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on such date and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of such date;

     (e) receipt by the Administrative Agent of all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of the Borrower (the "Secretary's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit D hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Florida as to the good standing of the Borrower as a Florida corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

     (f) receipt by the Administrative Agent for the account of each Bank of an upfront fee calculated as set forth in Schedule 3.01 hereto;

     (g) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent, if any is required in addition to Section 2.14, that the Borrower has repaid in full all amounts outstanding under the Existing Credit Agreement, and that the Existing Credit Agreement is terminated; and

     (h) receipt by the Administrative Agent of such other documents and items as the Administrative Agent, the Banks or their counsel may reasonably request.

     SECTION 3.02 Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

     (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement (excluding, however, representations and warranties (i) set forth in Sections 4.08, 4.12(b) and 4.15, (ii) made as of specific date, (iii) no longer true solely as a result of the passage of time, and (iv) to the extent of exceptions thereto, which have been disclosed in writing to the Administrative Agent and which have been approved in writing by the Administrative Agent) shall be true on and as of the date of such Borrowing; and

     (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment and

(ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b),
(c) and (d) of this Section 3.02; provided, that (i) if a Notice of Continuation or Conversion is to continue or convert to a Euro-Dollar Loan, such Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Borrower only as to the matters set forth in paragraphs (b) and
(d) above, and (ii) if a Notice of Continuation or Conversion is to convert to a Base Rate Loan, such Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Borrower only as to the matters set forth in paragraph (d) above.

     In addition, if the Borrower desires funding of a Euro-Dollar Loan on the Closing Date, the Administrative Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Administrative Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

     SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the
Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the Closing Date, specifying its objection thereto.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and each Bank that:

     SECTION 4.01 Organization; Power; Qualification. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.02 Subsidiaries and Capitalization. Each Material Subsidiary of the Borrower as of the last day of the Fiscal Quarter most recently ended prior to the Closing Date is listed on Schedule 4.02. As of the Closing Date, the capitalization of the Borrower and its Material Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 4.02. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, the shareholders of the Material Subsidiaries of the Borrower and the number of shares owned by each are described on Schedule 4.02. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Material Subsidiaries, except as described on
Schedule 4.02.

     SECTION 4.03 Authorization of Agreement, Loan Documents and Borrowing. The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Agreement, the Notes and each of the other Loan Documents and performance hereof and thereof in accordance with their respective terms. The Notes, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies. This Agreement and each of such other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     SECTION 4.04 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution and delivery by the Borrower of this Agreement, the Notes and the other Loan Documents, the performance by the Borrower of this Agreement, the Notes and the other Loan Documents in accordance with their respective terms, the borrowings hereunder, and the transactions contemplated hereby and thereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Material Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Material Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents

     SECTION 4.05 Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and (ii) is in compliance with each Governmental Approval applicable to it and all other Applicable Laws relating to it or any of its respective properties, except, in each case under clause (i) and clause (ii) of this paragraph, to the extent that (A) such requirement or compliance is contested in good faith by appropriate proceedings or (B) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.06 Tax Returns and Payments. Each of the Borrower and its Material Subsidiaries has duly filed or caused to be filed all federal and state income tax returns and all other material state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, other than any of the foregoing for which the amount or validity is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Material Subsidiaries, as the case may be. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Material Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved, other than ordinary liens on real property for taxes not yet past due or for taxes being contested in good faith by appropriate proceedings during the pendency of which the enforcement of such Lien is stayed and for which the Borrower and its Material Subsidiaries have established reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower or any of its Material Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Material Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments in excess of such charges, accruals and reserves previously recorded for any of such years.

     SECTION 4.07 Intellectual Property Matters. Each of the Borrower and its Material Subsidiaries owns or possesses all lawful rights to use all franchises, licenses, patents, patent rights or licenses, patent applications, copyrights, copyright applications, trademarks, trademark rights, trade names, trade name rights and rights with respect to the foregoing which are required to conduct its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and to Borrower's knowledge, neither the Borrower nor any Material Subsidiary thereof is liable to any Person for infringement of any such rights as a result of its business operations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.08  Environmental  Matters.  Except for the matters  described on
Schedule 4.08 as of the Closing Date and except for any other matter which could not be reasonably expected to have a Material Adverse Effect, (i) the properties of the Borrower and its Material Subsidiaries are in material compliance with all applicable Environmental Laws, and to the best knowledge of the Borrower and its Material Subsidiaries there is no release or threatened release of Hazardous Materials at, under or about such properties or such operations which could interfere with the continued operation of such properties or materially impair the fair saleable value thereof and (ii) neither the Borrower nor any of its Material Subsidiaries has received any written notice of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does the Borrower or any of its Material Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

     SECTION 4.09 ERISA. The Borrower and each member of the Controlled Group are in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. As of the Closing Date, other than as set forth on Schedule 4.09, each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such Plan has been determined to be exempt under Section 501(a) of the Code. No reportable event for which notice is required under ERISA and not otherwise waived by the PBGC has occurred as to which the Borrower or any member of the Controlled Group was required to file a report with the PBGC and no material liability (including without limitation any withdrawal liability under Section 4201 of ERISA) has been incurred by the Borrower or any member of the Controlled Group which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan.

     SECTION 4.10 Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any Margin Stock. No part of the proceeds of the Loan will be used for purchasing or carrying Margin Stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

     SECTION 4.11 Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to the Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     SECTION 4.12 Financial Statements.

     (a) The audited combined balance sheet of the Borrower and its Consolidated Subsidiaries as of May 25, 2003, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended and unaudited combined balance sheet of the Borrower and its Consolidated Subsidiaries as of August 24, 2003, and related unaudited interim statements of income and retained earnings and cash flows for the fiscal period then ended, copies of which have been furnished to the Administrative Agent and each of the Banks, fairly represent the assets, liabilities and financial position of the Borrower and its Consolidated Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end adjustments and the absence of footnotes. As of the respective dates of such financial statements, the Borrower and its Consolidated Subsidiaries have no indebtedness, obligation or other unusual forward or long-term commitment that is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (b) Since May 25, 2003, there has been no event, act, condition or occurrence having a Material Adverse Effect.

     SECTION 4.13 Title to Properties. Each of the Borrower and its Material Subsidiaries has such marketable title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those assets reflected on the balance sheets of the Borrower and its Consolidated Subsidiaries included in the financial statements referred to in Section 4.12(a), except as disclosed in Form 10-K for the Borrower's Fiscal Year ended May 25, 2003, filed by the Borrower with the SEC, and such assets which have been disposed of by the Borrower or its Subsidiaries subsequent to such date in the ordinary course of business or as otherwise expressly permitted hereunder.

     SECTION 4.14 Debt and Liens. Schedule 4.14 is a complete and correct list of each item of Consolidated Total Debt of the Borrower and its Consolidated Subsidiaries in excess of $100,000 (setting forth with respect to each such item the amount and stated maturity of Consolidated Total Debt outstanding, the identity of the Person to whom such Consolidated Total Debt is owed and the date such Consolidated Total Debt was incurred) and each Lien securing any such Debt (setting forth with respect to each such Lien the property subject to such Lien) as of the Closing Date; provided that the aggregate amount of Consolidated Total Debt excluded from this sentence by virtue of being $100,000 or less shall not exceed $5,000,000. The Borrower and its Consolidated Subsidiaries have complied in all material respects with all of the terms of such Debt and Liens and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Consolidated Subsidiaries exists with respect to any such Debt or Lien. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 5.13.

     SECTION 4.15 Litigation. Except for the matters described on Schedule 4.15 as of the Closing Date or disclosed in the Borrower's Annual Report on Form 10-K for the Fiscal Year ended May 25, 2003 or other reports filed after the Closing Date with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and except for any other matter which could not be reasonably expected to have a Material Adverse Effect, there are no actions, suits or proceedings pending nor, to the best knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     SECTION 4.16 Absence of Defaults. No event has occurred or is continuing which constitutes a Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order involving an amount owed by the Borrower or a Subsidiary in excess of $10,000,000 by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     SECTION  4.17  Accuracy  and  Completeness  of  Information.   All  written
information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Administrative Agent and each of the Banks (including without limitation a copy of Form 10-K for the Borrower's Fiscal Year ended May 25, 2003, filed by the Borrower with the SEC) were, at the time the same were so furnished, complete and correct in all material respects and, when taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in the light of the circumstances in which they were made. The documents and other written information furnished or written statements made to the Administrative Agent or any of the Banks by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement and the Loan Documents, when taken as a whole, do not contain or will not contain any untrue statement of a fact material to the business, operations, property or creditworthiness of the Borrower or its Subsidiaries or omit or will omit to state a fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made.

     SECTION 4.18 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     SECTION 4.19 Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such
Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                                   ARTICLE V
                                    COVENANTS

     The Borrower covenants and agrees that, so long as any Bank has any Commitment or any amount payable under this Agreement or any other Loan Document remains unpaid other than indemnification obligations which survive the termination of this Agreement or any other Loan Document:

     SECTION 5.01 Financial Information and Notices. The Borrower will deliver to each of the Banks:

     (a) Financial Statements and Projections.

          (i) As soon as practicable and in any event within sixty (60) days after the end of each Fiscal Quarter, an unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated condensed statements of income, retained earnings and cash flows for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the condensed notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of their respective dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

          (ii) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by an opinion thereon from KPMG Peat Marwick or other nationally-recognized independent public accounting firm acceptable to the Administrative Agent that is not qualified with respect to scope limitations imposed by the Borrower or any of its Consolidated Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Consolidated Subsidiaries not in accordance with GAAP.

          (iii) To the extent not delivered pursuant to clause (i) or (ii) of this Section 5.01(a), promptly but in any event within ten (10) Domestic Business Days after the filing thereof, a copy of (A) each report or other filing made by the Borrower or its Consolidated Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the
     Borrower, and (B) each report made by the Borrower or any of its Consolidated Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Consolidated Subsidiaries filed with the SEC other than on Form S-8.

          (iv) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Consolidated
     Subsidiaries as the Administrative Agent or any Bank may reasonably request.

     (b) Officer's Compliance Certificate. At each time financial statements are delivered pursuant to clause (i) or (ii) of Section 5.01(a), a certificate of the chief financial officer or treasurer of the Borrower in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate"):

          (i) stating that such officer has reviewed such financial statements and such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods indicated;

          (ii) stating that to such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default, or, if such is not the case, specifying such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default;

          (iii) setting forth a list of the Material Subsidiaries and the percent of total revenues of the Borrower and its Subsidiaries and percent of total assets of the Borrower and its Subsidiaries which each such Material Subsidiary represents; and

          (iv) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the financial covenant set forth in
     Section 5.19 hereof as at the end of each respective period.

     (c) Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days (unless otherwise specified herein) after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

          (i) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which in any such case could reasonably be expected to have a Material Adverse Effect;

          (ii) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority which could reasonably be expected to have a Material Adverse Effect including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

          (iii) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof which in any such case could reasonably be expected to have a Material Adverse Effect;

          (iv) any attachment, judgment, lien, levy or order in an amount or with respect to assets of the Borrower or any of its Subsidiaries exceeding $25,000,000 that may be rendered, assessed or threatened against the Borrower or any Subsidiary thereof;

          (v) any Default;

          (vi) any reportable event for which notice is required under ERISA and not otherwise waived by the PBGC or "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan or any trust created thereunder which could reasonably be expected to result in liability of the Borrower or any member of the Controlled Group in an aggregate amount exceeding $25,000,000, along with a description of the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto; and

          (vii) any event  which makes any of the  representations  set forth in
     Article IV inaccurate in any manner which could reasonably be expected to have a Material Adverse Effect.

     (d) Notice of Change of Debt Rating. Promptly, but in no event later than five (5) Domestic Business Days after an officer of the Borrower obtains knowledge thereof, telephonic and written notice of any change in the Borrower's Debt Rating.

     (e) Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any of the Banks (other than financial forecasts) whether pursuant to this Section 5.01 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Banks complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

     SECTION 5.02 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 5.14, the Borrower shall, and shall cause each Subsidiary to, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.03 Maintenance of Property. The Borrower will, and will cause each Material Subsidiary to, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.04 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies, or systems of self-insurance, against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and deliver to the Administrative Agent or any Bank upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 5.05 Accounting Methods and Financial Records. The Borrower will maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 5.06 Payment and Performance of Obligations. The Borrower will, and will cause each Subsidiary to, pay and perform all obligations under this Agreement, the Notes and the other Loan Documents, and pay or perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices, if the failure to pay or perform as described in clause (i) or (ii) of this Section could reasonably be expected to have Material Adverse Effect; provided that the Borrower or such Subsidiary may contest any item described in clause (i) and (ii) of this Section 5.06, in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 5.07 Compliance with Laws, Approvals and Agreements. The Borrower will, and will cause each Subsidiary to, observe and remain in compliance with all Applicable Laws; maintain in full force and effect all Governmental Approvals; and observe and remain in compliance with all agreements (including the Distribution Agreement and Tax Agreement as described in Form 10/A of the Borrower effective May 5, 1995, as filed with the SEC), except where the failure to be in compliance with Applicable Laws and such agreements or to maintain Governmental Approvals could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.08 Compliance with ERISA. In addition to and without limiting the generality of Section 5.07, the Borrower will, and will cause each Subsidiary to, (i) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, and not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iii) furnish to the Administrative Agent or any Bank upon request such additional information about any Plan or Multiemployer Plan as may be reasonably requested by the Administrative Agent or such Bank.

     SECTION 5.09 Conduct of Business. The Borrower will, and will cause each Subsidiary to, engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     SECTION 5.10 Loans or Advances. Neither the Borrower nor any of its Consolidated Subsidiaries shall make loans or advances to any Person, except loans and advances the aggregate amount of which, when aggregated with the aggregate amount of Permitted Investments and Permitted Transfers made after the Closing Date, does not exceed the Test Amount, provided that after giving effect to the making of any loans and advances permitted by this Section, no Default shall have occurred and be continuing.

     SECTION 5.11 Investments. Neither the Borrower nor any of its Consolidated Subsidiaries shall make Investments in any Person except as permitted by Section
5.10 and except Investments (i) made pursuant to the Investment Policy, (ii) constituting Permitted Acquisitions, or (iii) not otherwise permitted by clause
(i) or (ii) of this Section the aggregate amount of which, when aggregated with the aggregate amount of Permitted Loans and Advances and Permitted Transfers made after the Closing Date, does not exceed the Test Amount; provided that after giving effect to the making of any Investments permitted by clauses (i) through (iii) of this Section, no Default shall have occurred and be continuing.

     SECTION 5.12 Visits and Inspections. The Borrower will, and will cause each Subsidiary to, permit representatives of the Administrative Agent or any Bank, from time to time during regular business hours and upon reasonable notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 5.13 Limitations on Liens. Neither the Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except:

     (a) Existing Liens described on Schedule 4.14 and any subsequent extensions or renewals of such Liens if the principal amount of the indebtedness secured thereby is not increased and no additional property is made subject thereto;

     (b) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (c) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (A) which are not overdue for a period of more than sixty (60) days, (B) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP or (C) which have been bonded for the full amount thereof;

     (d) Liens consisting of deposits or pledges made in the ordinary course of business (A) in connection with or to secure a payment of, obligations under workers' compensation, unemployment insurance or similar legislation or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

     (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (f) Liens granted to or in favor of the Administrative Agent for the benefit of the Banks;

     (g) purchase money Liens and Liens securing Capital Leases; provided that the Lien attaches only to the asset being purchased or leased and does not exceed 100% of the purchase price or fair market value of such asset;

     (h) attachment, judgment and similar Liens arising in connection with court proceedings other than any such Lien which would create an Event of Default under Section 6.01(i);

     (i) Liens on assets of Persons which become Subsidiaries after the date of this Agreement; provided that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof;

     (j) any interest or title of a lessor under any lease;

     (k) licenses, leases or subleases granted to other Persons not interfering in any material respect with the business of the Borrower or any of its Material Subsidiaries;

     (l) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; and

     (m) other Liens on assets or other properties of the Borrower and its Subsidiaries; provided that the sum of the aggregate Consolidated Total Debt secured by such other Liens (exclusive of Consolidated Total Debt secured by Liens permitted by clauses (a) through (j) of this Section 5.13) shall not exceed an amount equal to $25,000,000.

     SECTION 5.14 Limitations on Mergers, Liquidations and Sales of Assets. Neither the Borrower nor any of its Subsidiaries will merge, consolidate or enter into any similar combination with any other Person; liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or sell its assets in one or more series of transactions except:

     (a) the Borrower and its Subsidiaries may sell assets if the aggregate amount of assets sold after the Closing Date, when aggregated with the aggregate amount of Permitted Investments and Permitted Loans and Advances made after the Closing Date, does not exceed the Test Amount;

     (b) any Subsidiary may merge with any other Subsidiary or with the Borrower (if the Borrower is the entity surviving such merger);

     (c) the Borrower may merge with any Person as long as the Borrower is the surviving Person and no Default shall have occurred before and after giving effect to such merger;

     (d) the Borrower and its Material Subsidiaries may effect sales, leases, transfers or other dispositions of equipment and inventory of the Borrower and its Material Subsidiaries in the ordinary course of business;

     (e)  the  investments,   acquisitions  and  transfers  or  dispositions  of
properties permitted pursuant to Sections 5.10 and 5.11;

     (f) the sale or issuance of any Material Subsidiary's capital stock to the Borrower or any Material Subsidiary; and

     (g) any Subsidiary may sell or transfer all or a substantial portion of its assets to the Borrower or any other Subsidiary.

     SECTION 5.15 Certain Accounting Changes. The Borrower will not make any material change in its accounting treatment and reporting practices except as required by or as otherwise consistent with GAAP.

     SECTION 5.16 Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks, which consent shall not be unreasonably withheld.

     SECTION 5.17 Restrictive Agreements. Neither the Borrower nor any of its Subsidiaries will enter into any agreement which causes or permits to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock to the Borrower or any Subsidiary, (ii) pay any indebtedness or other obligation owed to the Borrower or any Subsidiary, (iii) make any loans or advances to the Borrower or any Subsidiary or (iv) transfer any of its properties or assets to the Borrower or any Subsidiary.

     SECTION 5.18 Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make any Acquisitions, provided that Permitted Acquisitions may be made if, after giving effect thereto, no Default would be caused thereby (giving effect thereto on a pro forma basis as to financial covenants).

     SECTION  5.19  Ratio  of  Consolidated  Total  Debt to  Consolidated  Total
Capitalization. The ratio of Consolidated Total Debt to Consolidated Total Capitalization shall at all times be less than 0.55 to 1.00.

     SECTION 5.20 Limitation on Priority Debt. The Borrower shall not permit the outstanding principal amount of Priority Debt to exceed, in the aggregate, more than $25,000,000 at any time.

                                   ARTICLE VI
                                    DEFAULTS

     SECTION 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of, or any interest on, any Loan or shall fail to pay within three (3) Domestic Business Days of the date when due any fee or other amount payable hereunder; or

     (b) the Borrower shall fail to observe or perform any covenant contained in
Section 5.01(c)(v), 5.01(d), 5.02, 5.05, or 5.10 to 5.20, inclusive; or

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) and such failure shall not have been cured within thirty (30) days after the earlier of (i) the first day on which the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank; or

     (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Subsidiary shall (i) default in the payment of any item or items of Consolidated Total Debt outstanding of the Borrower or any Subsidiary (other than the Notes) the aggregate outstanding amount of which is in excess of $25,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (ii) default in the observance or performance of any other agreement or condition relating to any item or items of Consolidated Total Debt outstanding of the Borrower or any Subsidiary (other than the Notes) the aggregate outstanding amount of which is in excess of $25,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, which results in the acceleration of the maturity of Consolidated Total Debt outstanding of the Borrower or any Subsidiary or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     (f) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (h) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or

4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

     (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

     (j) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing and the aggregate amount or amounts secured by any such lien or liens shall exceed $1,000,000; or

     (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B);

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by written notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by written notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in clause (f) or (g) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity.

                                  ARTICLE VII
                            THE ADMINISTRATIVE AGENT

     SECTION 7.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) makes no warranty or representation to any Bank and shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower regardless of whether a Default has occurred and is continuing. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

     SECTION 7.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     SECTION 7.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 9.05) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

     SECTION 7.04 Rights of Administrative Agent and its Affiliates as a Bank. With respect to its Commitment and the Loans made by it and any of its
Affiliates, Wachovia (and any successor acting as Administrative Agent hereunder) in its capacity as a Bank hereunder, and any Affiliate of Wachovia in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. Wachovia (and any successor acting as Administrative Agent hereunder) and any Affiliate thereof may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if it were not acting as the Administrative Agent, and Wachovia and any Affiliate thereof may accept fees and other consideration from the Borrower or any Subsidiary or Affiliate thereof for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     SECTION 7.05 Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless a Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     SECTION 7.06 CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER

OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 7.07 Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of
Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     SECTION 7.08 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

     SECTION 7.09 Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

     SECTION 7.10 Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (unless a Default has occurred and is then existing, in which case the consent of the Borrower shall not be required), which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's resignation, such
resignation   shall   nonetheless   become   effective
and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (ii) the Required Banks shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly) until such time as the Required Banks appoint a successor agent as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from its duties and obligations hereunder if not already discharged therefrom as provided above in this paragraph. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

     SECTION 7.11 Other Agents. The Borrower and each Bank hereby acknowledges that any Bank designated as an "Agent" on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Bank.

                                  ARTICLE VIII
                      CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice, or to permit continuations of or conversions into Euro-Dollar Loans, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two
(2) Euro-Dollar Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given, or continuation or conversion into such Euro-Dollar Loans for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as or continue to be a Base Rate Borrowing, or such Euro-Dollar Loan shall be converted to a Base Rate Loan.

     SECTION 8.02 Illegality. If, after the date hereof, the adoption of any Applicable Law, or any change in any existing or future Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, in each case having general application to financial institutions of the same classification as an affected Bank (any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make or permit continuations of or conversions into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to
Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     SECTION 8.03 Increased Cost and Reduced Return.

     (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (ii) shall impose on any Bank (or its Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after written demand by such Bank (with a copy to the Administrative Agent) specifying in reasonable detail such Bank's calculations as to the amount owed to such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction, provided that the Borrower shall not be obligated to pay such amount which is attributable to any period of time occurring more than one hundred eighty (180) days prior to the date of receipt by the Borrower of such demand.

     (b) If any Bank shall have determined that after the date hereof the adoption of any Applicable Law regarding capital adequacy, or any change in any existing or future Applicable Law, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office or the bank holding company of which such Bank is a subsidiary) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's (or such bank holding company's) capital as a consequence of its obligations hereunder to a level below that which such Bank (or such bank holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's (or such bank holding company's) policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after written demand by such Bank specifying in reasonable detail such Bank's calculations as to the amount owed to such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction, provided that the Borrower shall not be obligated to pay any such amount which is attributable to any period of time occurring more than one hundred eight (180) days prior to the date of receipt by the Borrower of such demand.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.03 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

     SECTION 8.04 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If
(i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as, or permitted to be continued as or converted into, Euro-Dollar Loans shall instead be made as, continue to be or converted into Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

     SECTION 8.05 Compensation. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     (a) any payment or  prepayment  (pursuant to Section  2.09,  Section  2.10,
Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

     (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

     (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

     SECTION 8.06 Replacement of Banks. If any Bank (a "Notice Bank") makes demand for amounts owed under Section 8.03 (other than due to any change in the Euro-Dollar Reserve Percentage), or gives notice under Section 8.02 that it can no longer participate in Euro-Dollar Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 9.07(c), to designate an assignee (a "Replacement Bank") to purchase the Notice Bank's share of outstanding Loans and all other obligations hereunder and to assume the Notice Bank's obligations to the Borrower under this Agreement; provided, that, any Replacement Bank must be reasonably acceptable to the Administrative Agent and the Required Banks (and, in any event, may not be an Affiliate of the Borrower). Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Loans and its Commitment, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement and its future obligations to the Administrative Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of Section 9.07(c), the Notice Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; provided, however, that any Notice Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number, as follows

     (a) If to the Borrower, to it at 6100 Lake Ellenor Drive, Orlando, Florida 32809, Attention: William R. White, III, Vice President and Treasurer, Facsimile number: (407) 245-6677, Telephone number: (407) 245-5142, with a copy to 5900
Lake Ellenor Drive, Orlando, Florida 32809, Attention: Paula J. Shives, Senior Vice President and General Counsel, Facsimile number: (407) 245-5052, Telephone number: (407) 245-6566;

     (b) If to the Administrative Agent, (i) any Notice of Borrowing or Notice of Continuation or Conversion shall be sent to it at Wachovia Bank, National Association, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0680, Attention: Syndication Agency Services, Facsimile number:
(704) 383-0288, and (ii) any other notice, request or other communication shall be sent to it at Wachovia Capital Markets, LLC, 301 South College Street, 5th Floor, NC 0760, Charlotte, North Carolina 28288, Attention: Louis K. Beasley, III, Loan Syndications - Agency Management, Facsimile number: (704) 383-6647; and

     (c) If to a Bank, to such Bank at its address (or facsimile number) set forth in its Administrative Questionnaire as completed and actually delivered by such Bank to the Administrative Agent;

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the facsimile machine used by the sender provides a written confirmation that such facsimile has been so transmitted or receipt of such facsimile transmission is otherwise confirmed, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

     SECTION 9.02 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03 Expenses; Documentary Taxes; Indemnification.

     (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

     (b) The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     (c) The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any transaction contemplated by this Agreement or any other Loan Document or any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses which are determined by a final, non-appealable judgment of a court to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. In the case of any investigation, litigation or other proceeding to which the indemnity in this Section 9.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any Subsidiary or Affiliate thereof, or any of their respective directors, shareholders, or creditors or an Indemnified Party, or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated by this Agreement or any other Loan Document is consummated. A Person seeking to be indemnified under this
Section 9.03 shall notify the Borrower of any event arising out of any legal action or proceeding requiring indemnification within thirty (30) days following such Person's receipt of notice of commencement of such legal action or proceeding and the Borrower shall be given the opportunity to participate (at its own cost and expense) in the defense of, and any settlement negotiations entered into in connection with, any such legal action or proceeding. Without in any way limiting Section 7.06, the Borrower agrees, on its own behalf and on behalf of each of its Subsidiaries and Affiliates, not to assert any claim against the Administrative Agent, any Bank, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of otherwise relating to this Agreement or any of the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of any of the Loans.

     SECTION 9.04 Setoffs; Sharing of Set-Offs.

     (a) The Borrower hereby grants to the Administrative Agent and each Bank a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or any such Bank or otherwise in the possession or control of the Administrative Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or any such Bank, whether now existing or hereafter established, authorizing the Administrative Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to such Bank and/or the Administrative Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. The Administrative Agent or any such Bank, as applicable, shall promptly notify Borrower of such application; provided, however, that failure to give such notice shall not affect the validity or legality of such application. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     (c) Prior to the occurrence of a Default, the Administrative Agent shall apply all payments and prepayments in respect of the obligations of the Borrower under this Agreement or any other Loan Document in such order as shall be specified by the Borrower. After the occurrence of a Default, the Administrative Agent shall, unless otherwise specified at the direction of the Required Banks which direction shall be consistent with the last two sentences of this paragraph (c), apply all payments and prepayments in respect of any obligations of the Borrower under this Agreement or any other Loan Document and all proceeds of collateral, if any, in the following order:

          (i) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Bank for which the Administrative Agent has not then been reimbursed by such Bank or the Borrower;

          (ii)  second,  to pay  obligations  of the  Borrower in respect of any
     fees,   expenses,   reimbursements   or   indemnities   then   due  to  the
     Administrative Agent;

          (iii) third, to pay obligations of the Borrower in respect of any fees, expenses, reimbursements or indemnities then due to the Banks;

          (iv) fourth, to pay interest due in respect of Loans;

          (v)  fifth,   to  the  ratable  payment  or  prepayment  of  principal
     outstanding on Loans in such order as the Administrative Agent may determine in its sole discretion; and

          (vi) sixth, to the ratable payment of all other obligations of the Borrower.

     Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Euro-Dollar Loans with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in clauses (i) and
(ii) of this paragraph (c) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent. The order of priority set forth in clauses (iii) through (vi) of this paragraph
(c) may at any time and from time to time be changed by the Required Banks without necessity of notice to or consent of or approval by the Borrower, or any other Person. The order of priority set forth in clauses (i) through (ii) of this paragraph (c) may be changed only with the prior written consent of the Administrative Agent.

     SECTION 9.05 Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by each Bank directly affected thereby, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or reduce the rate of interest on any Loan or any fees hereunder (other than fees payable to the Administrative Agent), (iii) extend the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans or (ix) change Section 9.07(c) without the consent of each Bank that has assigned all or a portion of its Commitment or Loans to one or more Related Funds.

     SECTION 9.06 Independence of Covenants. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     SECTION 9.07 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (excluding, however, any of the Borrower's competitors and any of their respective Affiliates) (each such qualifying Person, a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) any fee is payable hereunder from the rate at which the Participant is entitled to receive interest or such fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

     (c) Upon written notice to the Borrower delivered at least one (1) Domestic Business Day prior to the proposed date of assignment, any Bank may at any time assign to one or more banks or financial institutions (excluding, however, any of the Borrower's competitors and any of their respective Affiliates) (each such qualifying bank or financial institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of: (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to or greater than $5,000,000, (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default and (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that although the Administrative Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph
(c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

     (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     (e) No  Transferee  shall be entitled to receive any greater  payment under
Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     (g) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.

     SECTION 9.08 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank or to an Affiliate of such Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank,
(iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, or under any Hedging Agreement to which any Bank or their respective Affiliates may be a party or the credit support therefor (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08; provided that should disclosure of any such confidential information be required by virtue of clause
(ii) or (v) of this sentence, to the extent permitted by Applicable Law, any relevant Bank shall promptly notify the Borrower of the same and shall reasonably cooperate in any effort of the Borrower to maintain the confidentiality of such confidential information, including to allow the Borrower to seek a protective order or to take any appropriate action; provided, further, that no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow Borrower to effect any such action. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated herein, including marketing documents, relating to such party and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary to comply with applicable securities laws. Each Bank acknowledges that it is aware that United States securities laws prohibit any person who has material, nonpublic information concerning the Borrower from purchasing or selling securities of the Borrower or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Bank agrees that the provisions of this paragraph constitute a confidentiality agreement within the meaning of Rule 100(b)(2)(ii) of Regulation FD.

     SECTION 9.09 Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

     SECTION 9.10 Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     SECTION 9.11 Survival of Certain  Obligations.  Sections 8.03(a),  8.03(b),
8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

     SECTION 9.12 Governing Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.

     SECTION 9.13 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 9.14 Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section 9.14 is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 9.14.

     SECTION 9.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 9.16 Arbitration; Waiver of Jury Trial.

     (a) Arbitration.

          (i) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to this Agreement or any other Loan Document (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.

          (ii) All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

          (iii) Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

          (iv) The parties agree that they shall not have a remedy of punitive or exemplary damages against other parties in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.


     (b) WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

     SECTION 9.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 9.18 Source of Funds - ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms
"employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.





                                            BORROWER:

                                            DARDEN RESTAURANTS, INC.



                                            By:/s/ William R. White, III
                                               --------------------------------
                                            Name: William R. White, III
                                            Title: Vice President and Treasurer


                       Signature Page to Credit Agreement
                                  Page 1 of 10

                                            ADMINISTRATIVE AGENT:


                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as Administrative Agent and as a
                                            Bank



                                            By: /s/Louis K. Beasley, III
                                               -------------------------------
                                            Name:Louis K. Beasley, III
                                            Title: Director



                       Signature Page to Credit Agreement
                                  Page 2 of 10

                                            BANKS:

                                            BANK OF AMERICA, N.A., as
                                            Documentation Agent and as a Bank



                                            By: /s/ Chitt Swamidasan
                                               -------------------------------
                                            Name: Chitt Swamidasan
                                            Title: Principal


                       Signature Page to Credit Agreement

                                            SUNTRUST BANK,  as Syndication Agent
                                            and as a Bank



                                            By: /s/ Charles J. Johnson
                                                ------------------------------
                                            Name: Charles J. Johnson
                                            Title: Managing Director



                       Signature Page to Credit Agreement
                                  Page 4 of 10

                                            COMERICA BANK, as a Bank



                                            By: /s/ Gerald R. Finney, Jr.
                                               -------------------------------
                                            Name: Gerald R. Finney, Jr.
                                            Title: Vice President

                       Signature Page to Credit Agreement
                                  Page 5 of 10

                                            FIFTH THIRD BANK, as a Bank



                                            By: /s/ Andrew L. Buschle
                                               ------------------------------
                                            Name: Andrew L. Buschle
                                            Title: Vice President


                       Signature Page to Credit Agreement
                                  Page 6 of 10

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION,  as a Bank



                                            By: /s/ Alex Idichandy
                                               ------------------------------
                                            Name: Alex Idichandy
                                            Title: Vice President



                                            By: /s/ William J. Darby
                                               --------------------------------
                                            Name: William J. Darby
                                            Title: Vice President


                       Signature Page to Credit Agreement
                                  Page 7 of 10

                                            U.S. BANK NATIONAL ASSOCIATION, as a
                                            Bank



                                            By: /s/ Richard J. Popp
                                               -------------------------------
                                            Name: Richard J. Popp
                                            Title: Vice President

                       Signature Page to Credit Agreement
                                  Page 8 of 10

                                            CITIBANK, N.A., as a Bank



                                            By: /s/ David L. Harris
                                               -------------------------------
                                            Name: David L. Harris
                                            Title: Vice President



                       Signature Page to Credit Agreement
                                  Page 9 of 10

                                            FLEET NATIONAL BANK, as a Bank



                                            By: /s/ Robert W. MacElhiney
                                               -------------------------------
                                            Name: Robert W. MacElhiney
                                            Title: Director

                       Signature Page to Credit Agreement
                                  Page 10 of 10

                                  SCHEDULE 1.01

                                   Commitments

................................................................................
     Bank                                               Commitment
................................................................................
Wachovia Bank                                          $80,000,000
................................................................................
SunTrust Bank                                           55,000,000
................................................................................
Bank of America                                         55,000,000
................................................................................
Comerica Bank                                           35,000,000
................................................................................
Fleet National Bank                                     35,000,000
................................................................................
Citibank                                                35,000,000
................................................................................
Fifth Third Bank                                        35,000,000
................................................................................
Wells Fargo Bank                                        35,000,000
................................................................................
US Bank                                                 35,000,000
................................................................................
                   TOTAL COMMITMENT:                  $400,000,000.00
................................................................................

                                  SCHEDULE 3.01

                           Calculation of Upfront Fees




................................................ .........................
       Committed Amount                                  Fee (bps)
................................................ .........................
     Greater than or equal to $55,000,000                 0.125%
................................................ .........................
 Greater than or equal to $35,000,000 but less            0.100%
          than $55,000,000
................................................ .........................
    Total Upfront Fees (dollars):                      $447,500
................................................ .........................

                                  SCHEDULE 4.02

                              Material Subsidiaries

Material Subsidiary   Incorporated In   % of Total Revenues*  % of Total Assets*
-------------------   ---------------   -------------------    -----------------

GMRI, Inc.            Florida                 83.58%                   74.98%
                      March 27, 1968


GMRI Texas L.P.       Texas                                            6.72%
                      December 19, 1997


---------------------
*For the Fiscal Quarter ended August 24, 2003

                                  SCHEDULE 4.08

                              Environmental Matters

                                      NONE

                                  SCHEDULE 4.09

                                ERISA Disclosure

                                      NONE

                                  SCHEDULE 4.14


Darden Restaurants, Inc.
Consolidated Total Debt Calculation
As of August 24, 2003
(In thousands)


a)   Interest Bearing Debt:

     10 year, 6.375 % unsecured notes, due Feb 2006      $150,000
     20 year, 7.125% unsecured debentures, due Feb 2016   100,000
     10 year, 7.45% unsecured notes, due Apr 2011          75,000
     5 year, 8.375% unsecured notes, due Sept 2005        150,000
     5 year, 5.750% unsecured notes, due Mar 2007         150,000
     ESOP Loan, variable rate, due Dec 2018                33,145
     Short term commercial paper                             -
     Other, fixed rate debt                                  -

        Subtotal                                        ---------
                                                                   $ 658,145


(b)  Deferred Purchase Price Obligations                               -

(c)  Consolidated Capitalized Lease Obligations                        -

(d)  Liens                                                             4,729 (1)

(e)  Banker's Acceptances                                              -

(f)  Consolidated Operating Lease Obligations              63,357 (2)
     Capitalization Factor                                   6.25
                                                          -------
        Product                                                      395,981

(g) Net Obligations on Hedging Agreements                               -

(h)             Guarantees and Contingent Liabilities                  4,057 (3)
                                                                      ----------

        Total                                                     $1,062,912
                                                                  ==============

Notes:

(1) See Attachment 1.
(2) For four fiscal quarters immediately preceding closing date and annual rent of subleased property not included in the total rent and lease expense or in the contingent liability total.
(3) See Attachment 2.

                          Attachment 1 to Schedule 4.14

                                      Liens



     Restaurant Concept / #        Location Name               Lienor                           Date                        Amount
     ----------------------        -------------               ------                           ----                        ------
RL #6281                           Chicago, IL                 RAAB Mechanical                  4/30/03                  $104,305.07
RL #6281                           Chicago, IL                 RAAB Mechanical                  6/02/03                   104,305.07
RL #6234                           Aurora, IL                  RA Bright                        5/01/00                   106,261.73
RL #6234                           Aurora, IL                  RA Bright                        5/09/00                   106,261.73
RL #6234                           Aurora, IL                  Lakewood Carpentry               08/29/00                  170,516.00
BB #3036                           Cherry Hill, NJ             R.A Ceritano Concrete &          7/15/03                   202,031.32
                                                               Construction, Inc.
RL #6262                           Brooklyn, NY                NJD Wiring                       4/09/03                   219,272.95
RL #6237                           Cherry Hill, NJ             Landsville Development           6/25/01                   259,855.00
BB #3017                           Pembroke Pines, FL          Klauder & Nunno                  01/31/01                1,004,437.00
All Liens Less than $100,000                                                                                            2,452,020.45
                                                                                                                        ------------
         Total                                                                                                        $ 4,729,266.32

                                  Attachment 2
                                       to
                                  Schedule 4.14
                            Darden Restaurants, Inc.
                      Guarantees And Contingent Liabilities
                             Ending August 24, 2003

      CONCEPT              PROPERTY                STATUS                        GUARANTEE OR                       TOTAL LIABILITY
                                                                                 CONTINGENT LIABILITY
CASA GALLARDO         Casa  #23            Lease  assigned to El Torito.         Rent increases $1,000 per year          $  44,000
                      Winston-Salem, NC    Term of original lease is             Until  16th  lease  year  then
                                           4/83 through 4/04.                    $2,000. 17th lease year rent is
                                                                                 $58,000

CASA GALLARDO         Casa #25             Lease assigned to El Torito.          Rent increases 4% per year                424,535
                      Daytona Beach, FL    Term of original lease  is            through  end  of  term.   18th
                                           4/82  through 4/08.                   lease year rent is $72,790.


CASA GALLARDO         Casa #30             Lease assigned to El Torito.          Annual rent years: 1-5 is                  16,250
                      Tampa, FL            Term of original  lease is            $50,000, 6-10 is $55,000,11-15 is
                                           8/83 through 12/03.                   $60,000 and 16-20 is $65,000.



CASA GALLARDO         Casa #42             Lease  assigned to El Torito.         Annual rent years: 1-5  is                  7,500
                      Evansville, IN       Term of original lease is             $28,000,6-10 is $35,000, 11-15 is
                                           11/82 through 11/02.                  $40,000 and 16-20 is $45,000.


RED LOBSTER           Unit #242            Land lease assigned to                $30,000 per year through 3/30/07          107,500
                      Nashville, TN        Allied Partners                              (1)


RED LOBSTER           Unit #527            Land lease assigned to                $236,456 per year through 4/27/11       1,812,830
                      Norwalk, CA          Country Harvest Buffet                       (2)
                                           Restaurants


CHINA COAST           Unit #6025           Lease assigned to Landry's Seafood.   Annual rent years: 1-5 is $80,000,        582,667
                      Indianapolis, IN     Term of original lease is             6-10  is  $92,000, 11-15  is
                                           10/93 through 3/09.                   $105,800


DARRYLS               Unit #1871           Property was sold and lease           $7,500 per year through 5/09               43,125
                      Birmingham, AL       assigned to New Orleans Cafe.


OLIVE GARDEN          Unit #1308           Land lease  assigned to Hof's Hut     Annual  rent  years:  1-5  is $84,000,  1,018,328
                      Tustin, CA           Restaurants. Term of original lease   6-10 is $96,600, 11-15 is $111,090
                                           1/92 through 1/12.                    and 16-20 is $127,754






TOTAL                                                                                                                   $4,056,735


             (1) The contingent liability has increased to 3/30/07 due to two automatic lease extensions (5 years per extension).

             (2) Annual rate increases by CPI 10/28/01 - 10/27/06 and 10/28/06 -
             4/27/11. Most recent annual rate of $236,456 was used to calculate total liability.

                                  SCHEDULE 4.15

                              Litigation Disclosure

                                      NONE

                                    EXHIBIT A

                                      NOTE

$____________                                          Charlotte, North Carolina

                                                            ______________, 2003

     For value received, DARDEN RESTAURANTS, INC., a Florida corporation (the "Borrower"), promises to pay to the order of _____________________________ (the "Bank"), for the account of its Lending Office, the principal sum of
________________     ______________________________     and    No/100    Dollars
($____________), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 301 South College Street, Charlotte, North Carolina, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement dated as of October 17, 2003 among the Borrower, the banks listed on the signature pages thereof and their successors and assigns, and Wachovia Bank, National
Association, as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                                DARDEN RESTAURANTS, INC.

                                                By:      _______________________
                                                Print:   _______________________
                                                Title:   _______________________

                         LOANS AND PAYMENTS OF PRINCIPAL


.................................................................................
                                                Amount of
                Type of   Interest  Amount of   Principal   Maturity   Notation
    Date         Loan*     Rate      Loan         Repaid     Date       Made By
   ----          -----     ----     -------      ------    ----------   -------
............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........

............ ............ .......... .......... ........... .......... ..........


------------------------
* I.e., a Base Rate or Euro-Dollar Loan

                                    EXHIBIT B


                                   OPINION OF
                            COUNSEL FOR THE BORROWER

           [Dated as provided in Section 3.01 of the Credit Agreement]




To the Banks and the Administrative Agent, Referred to Below
c/o Wachovia Bank, National Association, as Administrative Agent
One Wachovia Center
301 South College Street
Charlotte, North Carolina  28288-0680
Attention: Syndication Agency Services

Dear Sirs:

     I have acted as counsel for Darden Restaurants, Inc., a Florida corporation (the "Borrower"), in my capacity as Senior Associate General Counsel of the Borrower, in connection with the Credit Agreement (the "Credit Agreement") dated as of October 17, 2003, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. As to questions of fact relating to the Borrower material to this opinion, I have relied upon representations of appropriate officers of the Borrower. I have assumed for purposes of my opinions set forth below, with the permission of the Administrative Agent and the Banks and without verification:

     (a)  the authenticity of all documents submitted to me as originals,

     (b)  the genuineness of all signatures,

     (c)  the legal capacity of natural persons,

     (d) the conformity to originals of all documents submitted to me as copies and the authenticity of the originals of such copies,

     (e) the accuracy as to factual matters of the representations and warranties of the Borrower contained in the Credit Agreement,

     (f) that all conditions precedent to the effectiveness of the Credit Agreement have been satisfied or waived,

     (g) that the execution and delivery of the Credit Agreement by each Bank and by the Administrative Agent have been duly authorized by each Bank and by the Administrative Agent, and

     (h) that the Credit Agreement is enforceable against the Administrative Agent and the Bank in accordance with its terms.

     I am qualified to practice in the State of Florida and do not purport to be an expert on any laws other than the laws of the United States and the State of Florida and this opinion is rendered only with respect to such laws. I have made no independent investigation of the laws of any other jurisdiction.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all corporate powers required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to my knowledge is binding upon the Borrower, and (v) to my knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

     4. To my knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Material Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

     5. Each of the Borrower's Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     7. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     8. The choice of North Carolina law to govern the Credit Agreement, the Notes and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the law of the State of Florida, and adherence to existing judicial precedents generally would require a court sitting in the State of Florida to abide by such choice of law. Such courts might not give effect to such choice of law provisions if giving effect to such provisions were determined to be contrary to a fundamental policy of the State of Florida at such time, but I am not aware of any existing precedent refusing to give effect to a choice of law provision in a substantial commercial contract on purely public policy grounds. I am not aware of any provision of the Credit Agreement, the Notes or the other Loan Documents which would violate a fundamental policy of the State of Florida. In addition, I have assumed for the purposes of this opinion that in selecting North Carolina law the parties are acting in good faith and without an intent to evade the law of Florida.

     My opinions set forth above are subject to the following additional qualifications:

     (a) I express no opinion as to the effect of the law of any jurisdiction (other than the State of Florida and the United States) wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank.

     (b) I wish to point out that the provisions of the Credit Agreement that permit the Administrative Agent or any Bank to take action or make determinations, or to benefit from indemnities and similar undertakings of the Borrower, may be subject to a requirement that such action or inaction by the Administrative Agent or a Bank which may give rise to a request for payment under such an undertaking be taken or not taken on a reasonable basis and in good faith.

     (c) My opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding at law or in equity). In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

     (d) I express no opinion as to the enforceability of provisions of the Credit Agreement to the extent it contains:

          (i) choice of law or forum selection provisions except as set forth in paragraph 8, above,

          (ii) waivers by the Borrower of any statutory or constitutional rights or remedies,

          (iii) grants to the Administrative Agent or the Banks of powers of attorney,

          (iv) cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party,

          (v) obligations of the Borrower to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered by the Banks as a result of such prepayment, default or termination,

          (vi) terms purporting to establish evidentiary standards, or

          (vii) terms to the effect that provisions in the Credit Agreement may not be waived or modified except in writing may be limited under certain circumstances.

     (e) I express no opinion as to compliance or the effect of noncompliance by the Administrative Agent or any Bank with any state or federal laws or regulations applicable to the Administrative Agent or such Bank in connection with the transactions described in the Credit Agreement.

     The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. This opinion is solely for the benefit of the addressees hereof in connection with the transaction described in the first paragraph of this letter, may not be relied upon by the addressee hereof for any other purpose, and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, another person, other than the Administrative Agent's and the Banks' participants and assigns permitted under the Agreement, for any purpose without my prior written approval; provided that copies hereof may be provided by a Bank to its auditors and counsel and to any governmental agency or authority having jurisdiction over such Bank. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention, or any changes in the law taking effect, after the date hereof.

                                             Very truly yours,


                                             ----------------------------------
                                             Douglas E. Wentz
                                             Senior Associate General Counsel
                                             Darden Restaurants, Inc.

                                    EXHIBIT C

                               CLOSING CERTIFICATE
                                       OF
                            DARDEN RESTAURANTS, INC.

     Reference is made to the Credit Agreement (the "Credit Agreement") dated as of October 17, 2003, among Darden Restaurants, Inc. (the "Borrower"), Wachovia Bank, National Association, as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.01(d) of the Credit Agreement, ___________________, the duly authorized ____________________ of the Borrower, hereby certifies to the Administrative Agent and the Banks that: (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof.

     Certified as of the ____ day of _________________, 2003.

                                              DARDEN RESTAURANTS, INC.


                                              By:      _______________________
                                              Print:   _______________________
                                              Title:   _______________________

                                    EXHIBIT D

                            DARDEN RESTAURANTS, INC.

                             SECRETARY'S CERTIFICATE

     The undersigned, _____________, _______ Secretary of Darden Restaurants, Inc., a Florida corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of October 17, 2003 among the Borrower, Wachovia Bank, National Association, as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof, that:

     1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of Florida, the Borrower's state of incorporation.

     2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on ___________ __, 2003 approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes (as such term is defined in the Credit Agreement) and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

     4. ____________, who as ________________________ of the Borrower signed the
Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is his genuine signature.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ____ day of ______________, 2003.

                                          By:      _______________________
                                          Print:   _______________________
                                          Title:   _______________________

                                    EXHIBIT E

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

     The undersigned, on behalf of DARDEN RESTAURANTS, INC., a corporation organized under the laws of Florida (the "Borrower"), hereby certifies to Wachovia Bank, National Association (the "Administrative Agent"), and the Banks (as defined in the Credit Agreement described below) as follows:

     1. This Certificate is delivered to you pursuant to Section 5.01(b) of the Credit Agreement, dated as of October 17, 2003 (the "Credit Agreement"), among the Borrower, the Banks listed therein, and the Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     2. I have  reviewed  the  financial  statements  of the  Borrower  and  its
Consolidated   Subsidiaries   dated   as  of   _________________   and  for  the
_____________ period[s] then ended and such statements fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

     3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Consolidated Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, {if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto}].

     4. The Pricing Level and the Applicable Margin are set forth on the attached Schedule 1, the Borrower is in compliance with the covenant contained in Section 5.19 of the Credit Agreement as shown on such Schedule 1, and the Borrower and its Subsidiaries, as applicable, are in compliance with the other covenants and restrictions contained in Article V of the Loan Agreement.

     5. Schedule 2 sets forth a list of Material Subsidiaries and the percent of total revenues of the Borrower and its Subsidiaries and percent of total assets of the Borrower and its Subsidiaries which each such Material Subsidiary represents.

     WITNESS the following signature as of the ______ day of ____________, 20__.

                                            DARDEN RESTAURANTS, INC.


                                            By:      _______________________
                                            Print:   _______________________
                                            Title:   _______________________

                                   Schedule 1
                                       to
                        Officer's Compliance Certificate

          1.   Pricing Level

                  (a)......Debt Rating of the Company's Senior Debt by

                           (i)      S&P     ___________

                           (ii)     Moody's ___________

                  (b)......Pricing Level:   ___________

                  (c)......Applicable Margin:

                         (i) Base Rate Loan                     ____%
                             Euro-Dollar Loan                   ____%

                         (ii) Applicable Facility Fee Rate      ____%

          2.   Ratio  of   Consolidated   Total  Debt  to   Consolidated   Total
               Capitalization (Section 5.19)

               Ratio  of   Consolidated   Total  Debt  to   Consolidated   Total
               Capitalization:

                  (a)......Consolidated Total Debt as of the end of the
                           Fiscal Quarter ending on or immediately
                           prior to the date hereof:            $___________

                  (b)......Consolidated Total Capitalization as of the
                           end of the Fiscal Quarter ending on or
                           immediately prior to the date hereof: $___________

                  (c)......Ratio of (a) to (b):                   ___________

                  (d)......Maximum Ratio permitted:  0.55 to 1.00

                                   Schedule 2
                                       to
                        Officer's Compliance Certificate


.................................................................................
 Material Subsidiary    Incorporated In   % of Total Revenues  % of Total Assets
...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

...................... .................. ..................... .................

                                    EXHIBIT F

                            ASSIGNMENT AND ACCEPTANCE

                         Dated ________________ __, ____

     Reference is made to the Credit Agreement dated as of October 17, 2003 (together with all amendments and modifications thereto, the "Credit Agreement") among Darden Restaurants, Inc., a Florida corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), and Wachovia Bank, National Association, as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________  (the "Assignor") and
_____________________________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_______________) in the Assignor's Commitment and a ______% interest (which on the Effective Date hereof is $_______________) in the Loans owing to the Assignor and a ______% interest in the Note held by the Assignor (which on the Effective Date hereof is $------------------).

     2. The Assignor (i) has delivered written notice to the Borrower of the assignment to be made pursuant to this Assignment and Acceptance, as required pursuant to Section 9.07(c) of the Credit Agreement, (ii) makes no representation or warranty other than as set forth in clause (i) of this paragraph  and  assumes  no  responsibility  with  respect  to  any  statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Note referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note as follows: [a new Note dated _______________, ____ in the principal amount of _________________ payable to the order of the Assignee] [new Notes as follows: a Note dated _________________, ____ in the principal amount of $_______________ payable to the order of the Assignor and a Note dated ______________, ____ in the principal amount of $______________ payable to the order of the Assignee].

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.12(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a)(i) or (ii) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

     4. The Effective Date for this Assignment and Acceptance shall be _______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent [and to the Borrower for execution by the Borrower]**.

     5. Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower]**, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section
8.03 and Section 9.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

     6. Upon such  execution  and  acceptance by the  Administrative  Agent [and execution by the Borrower]**, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

--------------------------------
*If the Assignee is organized under the laws of a jurisdiction outside the United States.
**If required under the Credit Agreement.

                                               [NAME OF ASSIGNOR]

                                                By:     _______________________
                                                Print:  _______________________
                                                Title:  _______________________

                                                [NAME OF ASSIGNEE]

                                                By:     _______________________
                                                Print:  _______________________
                                                Title:  _______________________

                                                Lending Office:
                                                [Address]


                                                WACHOVIA BANK, NATIONAL
                                                ASSOCIATION, as Administrative
                                                Agent

                                                By:     _______________________
                                                Print:  _______________________
                                                Title:  _______________________

                                                [DARDEN RESTAURANTS, INC.]**


                                                By:     _______________________
                                                Print:  _______________________
                                                Title:  _______________________

                                    EXHIBIT G


                               NOTICE OF BORROWING



                               __________, 20____


Wachovia Bank, National Association,
   as Administrative Agent
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services

          Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 17, 2003 by and among Darden Restaurants, Inc., the Banks from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

     The Borrower hereby requests a [Euro-Dollar Borrowing][Base Rate Borrowing] in the aggregate principal amount of $___________ to be made on ________, ____, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. [The Interest Period with respect to such Euro-Dollar Loan shall be for [1 month] [2 months] [3 months] [6 months].]

     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of ___________, 20____.

                                               DARDEN RESTAURANTS, INC.


                                               By:      _______________________
                                               Print:   _______________________
                                               Title:   _______________________

                                    EXHIBIT H

                      NOTICE OF CONTINUATION OR CONVERSION

                          _____________________, 20____



Wachovia Bank, National Association,
   as Administrative Agent
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services

          Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 17, 2003 by and among Darden Restaurants, Inc., the Banks from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of  Continuation  or Conversion is delivered to you pursuant to
Section 2.03 of the Credit Agreement.

     With respect to the [Base Rate Loans] [Euro-Dollar Loans] in the aggregate amount of $___________ [which has an Interest Period ending on _____________], the Borrower hereby requests that such loan be [converted to a] [Base Rate Loan] [Euro-Dollar Loan] [continued as a] [Euro-Dollar Loan] in the aggregate principal amount of $__________ to be made on such date, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans]. [The Interest Period with respect to such Euro-Dollar Loan shall be for [1 month] [2 months] [3 months] [6 months]].

     The Borrower has caused this Notice of Continuation or Conversion to be executed and delivered by its duly authorized officer this ______ day of ____________, 20___.

                                               DARDEN RESTAURANTS, INC.


                                               By:      _______________________
                                               Print:   _______________________
                                               Title:   _______________________